Exhibit 4

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of February 24, 2016 by and among Viad Corp, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, as a Lender, as LC Issuer, as Swingline Lender and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto (the “Lenders”).

RECITALS

A.The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of December 22, 2014 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.The Borrower, the Administrative Agent, the LC Issuer, the Swingline Lender and each of the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.Amendments to Credit Agreement.  Upon the “Amendment Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)Section 1.1 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical order:

“First Amendment Effective Date” means February 24, 2016.

(b)The defined term “Pricing Schedule” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

“Pricing Schedule” means the Pricing Schedule attached to that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of the First Amendment Effective Date by and among the Borrower, Administrative Agent and the Lenders.

(c)Section 6.10 of the Credit Agreement is amended and restated as follows:

“The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends by way of stock split or otherwise payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may declare and pay dividends on its Capital Stock or repurchase its Capital Stock in an aggregate amount (as to such dividends and repurchases) not in excess of $20,000,000 in any calendar year so long as, immediately prior to and immediately after giving effect to any such declaration or payment, no Default or Unmatured Default shall have occurred and be continuing, (iii) the Borrower may declare and pay dividends in excess of any such declaration or payment made in compliance with Section 6.10(ii), make distributions on its Capital Stock or repurchase its Capital Stock so long as, immediately prior to and immediately after giving effect to any such declaration, dividend, distribution or repurchase (and taking into account any Indebtedness incurred in connection therewith), (A) the Leverage Ratio (calculated on a pro forma basis) shall be less than or equal to 2.50 to 1.00 and (B) no Default or Unmatured Default shall have occurred and be continuing and (iv) any non-Wholly-Owned Subsidiary of the Borrower may declare and pay dividends or make other distributions to its shareholders generally so long as the Borrower or its respective Subsidiary which owns Capital Stock in the Subsidiary paying such dividends or making such other distributions receives at least its proportionate share thereof (based on its relative holdings of Capital Stock in the Subsidiary paying such dividends or making such other distributions and taking into account relative preferences, if any, of the various classes of Capital Stock in such Subsidiary).”

(d)Section 6.11 of the Credit Agreement is amended by adding a new Section 6.11(ix) as follows:

“Other unsecured Indebtedness; provided that the Leverage Ratio (calculated on a pro forma basis) shall be less than or equal to 3.00 to 1.00.”

(e)Section 6.14(v) of the Credit Agreement is amended and restated as follows:

“Acquisitions after the First Amendment Effective Date of (or of all or substantially all of the assets of) entities engaged in substantially the same or related lines of business as the Borrower, so long as immediately after giving effect to each such Acquisition and the incurrence/repayment of any related Indebtedness, (1) the Borrower shall be in compliance with its covenants hereunder, (2) on a pro forma basis the Borrower would be in compliance with Section 6.23.1 for the previous four fiscal quarters and (3) the Leverage Ratio (calculated on a pro forma basis) shall be less than or equal to 3.00 to 1.00; provided, however, that (A) for any Acquisition with aggregate consideration (including cash, other property, stock and debt assumption, with such property and stock valued at fair market value at the time of such Acquisition) in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer setting forth the calculations demonstrating such compliance and (B) both before and after giving effect to such Acquisition no Default exists (each such entity, an “Acquired Company”).”

(f)Section 6.23.1 of the Credit Agreement is amended and restated as follows:

“The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA plus Consolidated Rentals to (ii) cash Consolidated Interest Expense, plus Consolidated Rentals plus scheduled maturities of long term debt over the following twelve months, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.75 to 1.00 for any fiscal quarter ending after December 31, 2015.”

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(g)Section 6.23.2 of the Credit Agreement is amended and restated as follows:

“The Borrower will not permit the Leverage Ratio determined as of the end of each of its fiscal quarters to be greater than 3.50 to 1.00 at any time after December 31, 2015.”

2.Representations and Warranties of the Borrower.  The Borrower represents, warrants and certifies that:

(a)At the time of and immediately after giving effect to this Amendment,  each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(b)At the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3.Amendment Effective Date.  This Amendment shall become effective upon the date (the “Amendment Effective Date”) upon which all of the following conditions have been satisfied:

(a)The execution and delivery of (i) this Amendment by the Borrower, the Administrative Agent and the Required Lenders and (ii) the Acknowledgment attached hereto as Exhibit A by the Guarantors; and

(b)The payment by the Borrower to the Administrative Agent for the account of each Lender executing this Amendment of the fees pursuant to that certain fee letter agreement dated as of the First Amendment Effective Date.

4.Reference to and Effect Upon the Loan Documents.

(a)Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment shall be deemed a Loan Document under the Credit Agreement.

5.Costs and Expenses.  The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

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6.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(signature pages to follow)

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Chief Financial Officer

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

[signature page to Amendment No. 1]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent, as LC Issuer, as Swingline Lender and a Lender

By: /s/ Laura Woodward

Name:  Laura Woodward

Its:  Vice President

[signature page to Amendment No. 1]

Wells Fargo Bank, NA

By: /s/ Sid Khanolkar

Name:  Sid Khanolkar

Title:  Director

[signature page to Amendment No. 1]

BMO HARRIS BANK, N.A.

By: /s/ Matthew Freeman

Name:   Matthew Freeman

Title:     Director

[signature page to Amendment No. 1]

BOKF, NA dba Bank of Arizona

By: /s/ Margaret DelBrocco

Name:  Margaret DelBrocco

Title:   Senior Vice President

[signature page to Amendment No. 1]

KEYBANK NATIONAL ASSOCIATION

By: /s/ Marc Evans

Name:  Marc Evans

Title:  Vice President

[signature page to Amendment No. 1]

BANK OF AMERICA, N.A.

By: /s/ Ginger Vo

Name:  Ginger Vo

Title:   Assistant Vice President

[signature page to Amendment No. 1]

U.S. Bank

By: /s/ Ben Clement

Name:  Ben Clement

Title:    Portfolio Manager

[signature page to Amendment No. 1]

BANK OF THE WEST

By: /s/ Kevin Gillette

Name:  Kevin Gillette

Title:  Director

[signature page to Amendment No. 1]

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurocurrency Rate	1.50%	1.75%	2.00%	2.25%	2.50%
Floating Rate	.50%	.75%	1.00%	1.25%	1.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Letter of Credit Fee	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee	0.25%	0.30%	0.35%	0.40%	0.45%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.  Until adjusted after the First Amendment Effective Date, Level III Status shall be deemed to exist.

EXHIBIT A

GUARANTORS’ ACKNOWLEDGMENT OF

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

February 24, 2016

The Guarantors hereby acknowledge the terms and conditions of Amendment No. 1 to Amended and Restated Credit Agreement entered into as of the date hereof and hereby reaffirm their obligations under the Guaranty.  Capitalized terms used herein shall have the meanings ascribed to them by the Amended and Restated Credit Agreement dated as of December 22, 2014, as amended and entered into by and among the Borrower, the Administrative Agent and the Lenders.

GLOBAL EXPERIENCE SPECIALISTS, INC.

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer

GES EVENT INTELLIGENCE SERVICES, INC.

By: /s/ Ellen M. Ingersoll

Name:  Ellen M. Ingersoll

Its:  Vice President

By: /s/ Elyse A. Newman

Name:  Elyse A. Newman

Its:  Treasurer